Exhibit 10.2

FIRST AMENDMENT TO THE

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

2023 EMPLOYEE INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by Lytus Technologies Holdings PTV. Ltd., a British Virgin Islands corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based awards;

WHEREAS, Section 15.1 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Board now desires to amend the Plan to change the number of shares of Common Stock available for the grant of awards under the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as set forth below:

1.	The first sentence of Section 4.2 of the Plan is hereby deleted and replaced with the following:

The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 14.2 of the Plan, shall not initially exceed 10 Million (10,000,000) shares (the “Initial Share Limit”); all of which may be issued pursuant to the exercise of Incentive Stock Options.

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer